Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 23, 2024, is by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

Recitals:

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchasers, wish to purchase, severally and not jointly, and the Company wishes to issue and sell to the Purchasers, at the Initial Closing (as defined below) and upon the terms and conditions stated in this Agreement, an aggregate of up to 7,377,912 shares (the “Initial Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for a purchase price of U.S.$0.55 per Initial Share (the “Initial Per Share Purchase Price”).

C. The Purchasers additionally wish to have the right, but not the obligation, to purchase, severally and not jointly, and the Company is willing to grant such right to the Purchasers, at the Subsequent Closing (as defined below) and upon the terms and conditions stated in this Agreement, an aggregate of up to 7,220,141 additional shares (the “Additional Shares”) of Common Stock, for a purchase price of U.S.$1.10 per Additional Share (the “Additional Per Share Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

Article 1

Definitions; Interpretation

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the capitalized terms used in this Agreement have the meanings specified or referred to in Appendix A.

Section 1.02. Interpretation. For purposes of this Agreement: (i) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, and (iii) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, nonbinary, and neuter forms. Unless the context otherwise requires, references herein: (x) to Sections, Exhibits, and Appendices mean the Articles and Sections of, and Exhibits and Appendices attached to, this Agreement, (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, restated, supplemented, and modified from time to time to the extent permitted by the provisions thereof, and (z) to a statute or applicable law means such statute or applicable law as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Sections, Exhibits, and Appendices referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All uses of “written” contained in this Agreement shall be deemed to include information transmitted via electronic transmission.

Article 2

Purchase and Sale

Section 2.01. Initial Purchase and Sale. On the Initial Closing Date, upon the terms and subject to the conditions set forth in this Agreement, the Company will issue and sell to the Purchasers, and the Purchasers will purchase, severally and not jointly, the number of Initial Shares set forth opposite the names of each such Purchaser under the heading “Number of Initial Shares Purchased” on Appendix B, for the aggregate purchase price set forth opposite the name of such Purchaser under the heading “Initial Purchase Price” on Appendix B.

Section 2.02. Initial Closing.

(a) Initial Closing. Upon the satisfaction or waiver of the conditions set forth in Article 5, the closing of the purchase and sale of the Initial Shares (the “Initial Closing”) shall take place remotely via exchange of executed documents and funds on the Initial Closing Date.

(b) Payment and Delivery of Initial Shares. On or prior to the Initial Closing Date and subject to the last sentence of this Section 2.02(b), each Purchaser shall deliver to the Company such Purchaser’s Initial Subscription Amount via wire transfer of immediately available funds to the account designated in the Wire Instructions. At the Initial Closing, the Company shall deliver to such Purchaser against payment therefor a book-entry statement from the Transfer Agent evidencing the number of Initial Shares set forth opposite such Purchaser’s name on Appendix B, registered in the name of such Purchaser (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws) and bearing the legend set forth in Section 4.01(b). If a Purchaser has delivered the Initial Subscription Amount prior to the Initial Closing Date, and the Initial Closing does not occur for any reason on or prior to the fifth Business Day following the expected Initial Closing Date, the Company shall promptly (but not later than one Business Day thereafter) return such Purchaser’s Initial Subscription Amount to such Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser, and any book entries for the Initial Shares shall be deemed cancelled.

Section 2.03. Initial Closing Deliverables.

(a) Initial Company Deliverables. On or prior to the Initial Closing, the Company shall issue, deliver, or cause to be delivered to each Purchaser the following (the “Initial Company Deliverables”):

(i)	this Agreement, duly executed by the Company;

(ii)	the Rights Agreement, duly executed by the Company;

(iii)	the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or General Counsel (the “Wire Instructions”);

(iv)

duly executed Irrevocable Transfer Agent Instructions instructing the Transfer Agent to deliver, on an expedited basis, the number of Initial Shares set forth opposite the name of such Purchaser under the heading “Number of Initial Shares Purchased” on Appendix B, registered in the name of such Purchaser (or its nominee, as directed by such Purchaser in its Stock Issuance Questionnaire with respect to the Initial Closing);

(v)

a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Initial Closing Date, certifying (A) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreements and (B) certifying as to the signatures and authority of persons signing this Agreement and the other Transaction Documents and related documents on behalf of the Company;

(vi)	the Compliance Certificate referred to in Section 5.01(h), dated as of the Initial Closing Date;

(vii)

the legal opinions of (A) the Company’s General Counsel and (B) Snell & Wilmer L.L.P., as Nevada counsel for the Company, each dated as of the Initial Closing Date, in each case in form and substance reasonably satisfactory to such Purchaser; and

(viii)	a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Nevada, as of a date within five Business Days of the Initial Closing Date.

(b) Initial Purchaser Deliverables. On or prior to the Initial Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Initial Purchaser Deliverables”):

(i)	this Agreement, duly executed by such Purchaser;

(ii)	the Rights Agreement, duly executed by such Purchaser;

(iii)

such Purchaser’s Initial Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth in the “Initial Purchase Price” column opposite such Purchaser’s name in the table set forth on Appendix B by wire transfer to the Company; and

(iv)	a fully completed Stock Issuance Questionnaire with respect to the Initial Closing, duly executed by such Purchaser.

Section 2.04. Subsequent Purchase and Sale. Not less than ten Business Days before the Subsequent Closing Date, the Company shall deliver a notice (the “Subsequent Closing Notice”) to the Purchasers advising of them of the Subsequent Closing Date. Not less than five Business Days before the Subsequent Closing Date (as stated in the Subsequent Closing Notice), each Purchaser that desires to purchase Additional Shares shall deliver a notice (a “Participation Notice”) to the Company. Each Participation Notice shall state the number of Additional Shares that the Purchaser delivering the Participation Notice desires to purchase at the Subsequent Closing. On the Subsequent Closing Date, upon the terms and subject to the conditions set forth in this Agreement, the Company will issue and sell to the Purchasers, and the Purchasers will purchase, severally and not jointly, the number of Additional

Shares that each Purchaser notified the Company such Purchaser desired to purchase in the Participation Notice by such Purchaser; provided, however, that the maximum number of Additional Shares each Purchaser may purchase at the Subsequent Closing shall not exceed one-half of the number of Initial Shares purchased by such Purchaser at the Initial Closing. At the Subsequent Closing, the aggregate purchase price for the Additional Shares to be purchased by each Purchaser shall be an amount equal to the product of (a) the number of Additional Shares purchased by such Purchaser multiplied by (b) the Additional Per Share Purchase Price.

Section 2.05. Subsequent Closing.

(a) Subsequent Closing. Upon the satisfaction or waiver of the conditions set forth in Article 5, the closing of the purchase and sale of the Additional Shares (the “Subsequent Closing”) shall take place remotely via exchange of executed documents and funds on the Subsequent Closing Date.

(b) Payment and Delivery of Additional Shares. On or prior to the Subsequent Closing Date and subject to the last sentence of this Section 2.05(b), each Purchaser shall deliver to the Company such Purchaser’s Additional Subscription Amount via wire transfer of immediately available funds to the account designated in the Wire Instructions. At the Subsequent Closing, the Company shall deliver to such Purchaser against payment therefor a book-entry statement from the Transfer Agent evidencing the number of Additional Shares purchased by such Purchaser at the Subsequent Closing, registered in the name of such Purchaser (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws) and bearing the legend set forth in Section 4.01(b). If a Purchaser has delivered the Additional Subscription Amount prior to the Subsequent Closing Date, and the Subsequent Closing does not occur for any reason on or prior to the fifth Business Day following the expected Subsequent Closing Date, the Company shall promptly (but not later than one Business Day thereafter) return such Purchaser’s Additional Subscription Amount to such Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser, and any book entries for the Additional Shares shall be deemed cancelled.

Section 2.06. Subsequent Closing Deliverables.

(a) Subsequent Company Deliverables. On or prior to the Subsequent Closing, the Company shall issue, deliver, or cause to be delivered to each Purchaser the following (the “Subsequent Company Deliverables”):

(i)

duly executed Irrevocable Transfer Agent Instructions instructing the Transfer Agent to deliver, on an expedited basis, the number of Additional Shares purchased by such Purchaser at the Subsequent Closing, registered in the name of such Purchaser (or its nominee, as directed by such Purchaser in its Stock Issuance Questionnaire with respect to the Subsequent Closing);

(ii)

a Secretary’s Certificate, dated as of the Subsequent Closing Date, certifying (A) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreements and (B) certifying as to the signatures and authority of persons signing this Agreement and the other Transaction Documents and related documents on behalf of the Company;

(iii)	the Compliance Certificate referred to in Section 5.01(h), dated as of the Subsequent Closing Date;

(iv)	a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Nevada, as of a date within five Business Days of the Subsequent Closing Date;

(v)

the legal opinions of (A) the Company’s General Counsel and (B) Snell & Wilmer L.L.P., as Nevada counsel for the Company, each dated as of the Subsequent Closing Date, in each case in form and substance reasonably satisfactory to such Purchaser; and

(vi)	a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Nevada, as of a date within five Business Days of the Subsequent Closing Date.

(b) Subsequent Purchaser Deliverables. On or prior to the Subsequent Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Subsequent Purchaser Deliverables”):

(i)	such Purchaser’s Additional Subscription Amount, in United States dollars and in immediately available funds by wire transfer to the Company; and

(ii)	a fully completed Stock Issuance Questionnaire with respect to the Subsequent Closing, duly executed by such Purchaser.

Article 3

Representations and Warranties

Section 3.01. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that the statements contained in this Section 3.01 are true and correct as of the date hereof and will be true and correct as of the Initial Closing Date and the Subsequent Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date).

(a) Due Organization; Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease, and operate its properties and conduct its business as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns all of the issued and outstanding membership interests or capital stock of each of the Subsidiaries, and, other than the membership interests or capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the charters and the bylaws or similar governing documents of the Company have been filed with the Commission on EDGAR, and no changes therein will be made on or after the date hereof through and including the Initial Closing. Each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, or other entity in good standing under the laws of the jurisdiction of its organization, with full corporate, limited liability company, or other similar power and authority to own, lease, and operate its properties and to conduct its business as disclosed in the SEC Reports. All of the outstanding shares of capital stock or membership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right and are owned by the Company or another Subsidiary subject to no security interest, other encumbrance, or adverse claims, and no options, warrants or other rights to purchase, agreements, or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which the Company is a party and to perform its obligations hereunder or thereunder and consummate the transactions contemplated hereby or thereby. All corporate action on the part of the Company necessary for the authorization, execution, sale, issuance, and delivery of the Initial Shares and the Additional Shares contemplated in this Agreement has been taken. Each of this Agreement and the other Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby or thereby (including the issuance of the Initial Shares and the Additional Shares) do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption, or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the Organizational Documents of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan, or credit agreement or other evidence of indebtedness, or any license, lease, contract, or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is subject, or (iii) any U.S. federal, state, local, or foreign law, regulation, or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or the Common Stock (including the rules and regulations of the Nasdaq Capital Market), including the Initial Shares and the Additional Shares, or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of the foregoing clauses (ii), (iii), (iv) and (v), for any such breaches, violations, defaults, repurchases, redemptions, repayments or events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Filings, Consents, and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transaction contemplated hereby and any required filing with the Nasdaq Capital Market, neither the Company nor any of the Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. Assuming the accuracy of the representations of the Purchasers in Section 3.02, no consent, approval, authorization, or other order of, or registration, qualification, or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including the Nasdaq Capital Market), or other governmental body is required for the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party or the valid issuance, sale, and delivery of the Initial Shares and the Additional Shares other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Initial Shares and the Additional Shares or have been made, or will be made, pursuant to the rules and regulations of the Nasdaq Capital Market.

(e) Issuance of the Shares. The issuance of the Initial Shares and the Additional Shares has been duly authorized, and the Initial Shares and the Additional Shares, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, except for any such rights that have been waived, and restrictions (other than any restrictions on transfer generally imposed under applicable securities laws).

(f) Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. As of November 30, 2024, there were 21,739,276 shares of Common Stock issued and outstanding and, in November 2024, the Company issued options to purchase 763,250 shares of Common Stock. Except as set forth in the foregoing sentence or as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or capital stock of any Subsidiary.

(g) SEC Reports; Disclosure Materials. Except as disclosed in the SEC Reports, the Company has filed or furnished, as applicable, on a timely basis all forms, statements, schedules, certifications, reports, and other documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act since January 1, 2023 through the date hereof (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”). As of the time it was filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(h) Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the SEC Reports (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, and the published rules and regulations of the Commission applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain all footnotes required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated. and (iii) fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. Other than as expressly disclosed in the SEC Reports filed at least one Business Day prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly present the information called for in all material respects and have been prepared in connection with the Commission’s rules and guidelines applicable thereto. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports filed at least one Business Day prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The books of account and other financial records of the Company and each of the Subsidiaries are true and complete in all material respects.

(i) Independent Accountants. Grant Thornton LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the SEC Reports, are independent registered public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(j) Absence of Certain Changes. Since the date of the Balance Sheet, there has been (i) no Material Adverse Effect, (ii) no transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) no obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) no change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, other than as disclosed in the SEC Reports and Section 3.01(f) of this Agreement and (v) no dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.

(k) Litigation. Except as disclosed in the SEC Reports, there is no legal, governmental, administrative, or regulatory investigation, action, suit, claim, or proceeding pending or, to the Company’s Knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective officers or directors is a party (in their respective capacities as such), or to which any property of the Company or the Subsidiaries is or would reasonably be expected to be subject, that constitutes a loss contingency pursuant to GAAP.

(l) Employment Matters. Except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Code, including its subsidiaries, would have liability) (each a “Plan”) (i) has been maintained in compliance in all material respects with all presently applicable statutes, rules, and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA) has occurred or is reasonably expected to occur for which the Company or any member of its Controlled Group would have any liability; and (B) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension

Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy or is reasonably expected to fail to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of the Subsidiaries is in violation of any term of or in default under its Organizational Documents. Except as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries (i) is in default of or in violation of, nor has the Company or any of the Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other evidence of indebtedness, or any material license, lease, contract, or other agreement or instrument to which it is a party or by which any of its properties may be bound or affected, or (ii) is in violation of any judgment, decree, or order or any statute, ordinance, rule, or regulation applicable to the Company or the Subsidiaries.

(n) Title to Properties and Assets. Neither the Company nor the Subsidiaries own any real property; except as disclosed in the SEC Reports, the Company and each of the Subsidiaries have good and marketable title to all tangible personal property disclosed in the SEC Reports as being owned by any of them, free and clear of all liens, claims, security interests, or other encumbrances, except those that do not materially interfere with the use or proposed use of such property by the Company or the Subsidiary, respectively, or as would not materially or adversely affect the value of such property; all the property disclosed in the SEC Reports as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting, and enforceable leases with which the Company and the Subsidiaries are in compliance, except where failure to hold such property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, or other similar laws relating to creditor’s rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(o) Intellectual Property Rights.

(i)

The Company and the Subsidiaries own, possess, license, or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how, and other intellectual property rights and similar rights described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Company Intellectual Property”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)

To the Company’s Knowledge, all Company Intellectual Property is valid and enforceable and all maintenance/annuities fees have been timely paid. The Company has complied with its duty of disclosure under 37 CFR 1.56(c). The validity or enforceability of the Company Intellectual Property has not been challenged in any jurisdiction, and the Company is not aware of any facts that would give rise to such a challenge.

(p) Insurance. The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel, and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses and which is commercially reasonably for the current conduct of their respective businesses; to the Company’s Knowledge, all such insurance is fully in force on the date hereof and is expected to be fully in force at each time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect.

(q) Company’s Accounting System. The Company and the Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and any unauthorized access that could have a material effect on the Company’s financial statements is timely detected; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. The auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(r) Sarbanes-Oxley; Disclosure Controls. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; except as disclosed in the SEC Reports, no “significant deficiencies” or “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Company were identified in connection with the audit by the Company’s independent registered public accountants of the Company’s financial statements for the fiscal year ended December 31, 2023; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses and the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct in all material respects. The Company has taken all actions reasonably necessary to ensure that the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(s) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company or a Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.01(s) that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Initial Shares and the Additional Shares by the Company to the Purchasers pursuant to this Agreement. The issuance and sale of the Initial Shares and the Additional Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(u) Company Not an “Investment Company.” The Company is not, and will not be, immediately after receipt of payment for the Initial Shares or the Additional Shares, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(v) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor, except as disclosed in the SEC Reports, has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating such registration or listing. Except as disclosed in the SEC Reports, the Company is, and immediately following the Initial Closing will be, in compliance with all applicable listing requirements of the Principal Trading Market.

(w) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.02, none of the Company, the Subsidiaries, any of their respective Affiliates nor, to the Company’s Knowledge, any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act, including Regulation D, in connection with the offer and sale by the Company of the Initial Shares and the Additional Shares as contemplated hereby or (ii) cause the offering of the Initial Shares and the Additional Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(x) Tax Matters. All material tax returns required to be filed by the Company or any of the Subsidiaries have been filed (subject to permitted extensions), and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any material interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

(y) Compliance with Environmental Laws. The Company and the Subsidiaries are in compliance with, and hold all permits, authorizations, and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries are not aware of any non-compliance with Environmental Laws, any past or present events, conditions, activities, practices, actions, omissions, or plans that could reasonably be expected to result in non-compliance with Environmental Laws or any current liabilities under Environmental Laws, that could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries (i) are not the subject of any investigation known to the Company, (ii) have not received any notice or claim, (iii) are not a party to any pending or, to the Company’s Knowledge, threatened action, suit or proceeding, (iv) are not bound by any judgment, decree or order or (v) have not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used in this Agreement, (x) “Environmental Law” means any federal, state, local, or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization, or other legal requirement relating to health, safety, or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and (y) “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(z) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Initial Shares or the Additional Shares, or solicited any offers to buy any Initial Shares or Additional Shares, under any circumstances that would require registration under the Securities Act of the Initial Shares or the Additional Shares, including by any form of general solicitation or general advertising.

(aa) Anti-Corruption and Anti-Bribery Laws. None of the Company, any of the Subsidiaries, or any of their respective officers or directors or, to the Company’s Knowledge, any agent, employee, or controlled affiliate of the Company or any of the Subsidiaries (i) has, directly or indirectly, made, offered, promised, or authorized the unlawful payment or provision of anything of value to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of any public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or (ii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions; the Company, the Subsidiaries and, to the Company’s Knowledge, its controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(bb) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA PATRIOT Act, the Bank Secrecy Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”); and no action, suit, or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(cc) OFAC. None of the Company, any of the Subsidiaries, or any of their respective officers or directors or, to the Company’s Knowledge, any agent, employee, or controlled affiliate of the Company or any of the Subsidiaries is currently subject to or has been subject in the last five years to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”), and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Initial Shares or the Additional Shares contemplated hereby, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other person or entity (i) to fund or facilitate any activities of or business with any person or country that, at the time of such funding or facilitation, is known to the Company to be the subject of Sanctions or a Sanctioned Country, respectively, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor, or otherwise) of Sanctions. To the Company’s Knowledge, for the past five years, none of the Company or any Subsidiaries has engaged in any direct or indirect dealings or transactions with any person or country that, at the time of such dealing or transaction, was the subject of Sanctions or a Sanctioned Country, respectively.

(dd) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby, and that the obligations of each Purchaser under this Agreement are several and not joint. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of the Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Initial Shares and the Additional Shares. The Company further represents to each Purchaser that the Company’s decision to enter into the this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(ee) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Initial Shares or otherwise, and has taken no action which could reasonably be expected to directly or indirectly violate Regulation M under the Exchange Act.

(ff) No Additional Agreements. The Company does not have any agreement or understanding (including side letters) with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified herein.

(gg) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Initial Shares and or Additional Shares pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

(hh) Security. The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware, and other corruptants. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all Personal Data (as defined below) that is in the Company’s possession, and sensitive, confidential or regulated data (collectively, the “Confidential Data”)) used in connection with their businesses, and there have been no breaches, violations, outages, or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Confidential Data and to the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679), and (v) any other piece of information that allows the identification of such natural person.

(ii) Compliance with Data Privacy Laws. To the Company’s Knowledge, the Company and the Subsidiaries are, and at all times since January 1, 2024 have been, in material compliance with all applicable state and federal data privacy and security Laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and the Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”).

To the Company’s Knowledge, none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of the Subsidiaries: (i) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 3.02. Representations and Warranties of Each Purchaser. Each Purchaser, for itself and for no other Purchaser, represents and warrants to the Company that the statements contained in this Section 3.02 are true and correct as of the date hereof and will be true and correct as of the Initial Closing Date and, if such Purchaser elects to purchase Additional Shares at the Subsequent Closing, as of the Subsequent Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate or, if such Purchaser is not a corporation, such partnership, limited liability company, or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each other Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment, or decree (including any applicable U.S. federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Initial Shares and the Additional Shares are or will be “restricted securities” and the offer and sale thereof have not been registered under the Securities Act or other applicable U.S. federal and state securities laws, and is acquiring the Initial Shares and the Additional Shares as principal for its own account and not with a view to, or for distributing or reselling such Initial Shares and Additional Shares or any part thereof in violation of the Securities Act or other applicable U.S. federal and state securities laws, provided, however, that by making the representations in this Agreement, such Purchaser does not agree to hold any of the Initial Shares or the Additional Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Initial Shares and Additional Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with the other applicable U.S. federal and state securities laws. Such Purchaser is acquiring Initial Shares and Additional Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any Initial Shares or Additional Shares (or any securities which are derivatives thereof) to or through any person or entity in violation of federal securities law.

(d) Purchaser Status. At the time such Purchaser was offered the Initial Shares and the Additional Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing Initial Shares and Additional Shares as a result of any advertisement, article, notice, or other communication regarding the Initial Shares or the Additional Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The purchase of Initial Shares and Additional Shares by such Purchaser has not been solicited by or through anyone other than the Company.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Initial Shares and the Additional Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Initial Shares and the Additional Shares.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Initial Shares and the Additional Shares and the merits and risks of investing in the Initial Shares and the Additional Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy, and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement. Such Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of Initial Shares and Additional Shares.

(h) Certain Trading Activities. Other than with respect to the transactions contemplated in this Agreement, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, the Purchaser has not, directly or indirectly, effected or agreed to effect any Short Sales. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase Initial Shares and

Additional Shares covered by this Agreement and (ii) and in the case of a Purchaser whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to the Purchaser’s representatives or agents, including the Purchaser’s legal, tax and investment advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained in this Agreement shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(i) that may be due in connection with the transactions contemplated by this Agreement.

(j) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Initial Shares and Additional Shares pursuant to this Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of Initial Shares and Additional Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Initial Shares and Additional Shares.

(k) Reliance on Exemptions. Such Purchaser understands that the Initial Shares and the Additional Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and other applicable U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire Initial Shares and the Additional Shares.

(l) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Initial Shares and the Additional Shares or the fairness or suitability of the investment in the Initial Shares or the Additional Shares nor have such authorities passed upon or endorsed the merits of the offering of the Initial Shares or the Additional Shares.

(m) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Initial Shares and the Additional Shares and other activities with respect to the Initial Shares and the Additional Shares by the Purchasers.

(n) Beneficial Ownership. The purchase by such Purchaser of the Initial Shares and the Additional Shares issuable to it at the Initial Closing and the Subsequent Closing will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.9% of the outstanding shares of Common Stock or of the voting power of the Company on a post transaction basis that assumes that the Initial Closing and the Subsequent Closing have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing when added to any other securities of the Company that it or they then own or have the right to acquire, beneficial ownership in excess of 19.9% of the outstanding shares of Common Stock or of the voting power of the Company on a post transaction basis that assumes that the Initial Closing and the Subsequent Closing have occurred.

(o) Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Initial Shares was made (if an entity) are located at the address set forth under such Purchaser’s name on Appendix B or as otherwise disclosed to the Company in writing (which writing may be an email from a Purchaser or its agent) or as otherwise specified below its address on Appendix B.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the other Transaction Documents.

Article 4

Other Agreement of the Parties

Section 4.01. Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Initial Shares and the Additional Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with other applicable U.S. federal and state securities laws. In connection with any transfer of Initial Shares and Additional Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), or (iv) in connection with a bona fide pledge as contemplated in Section 4.01(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Initial Shares or Additional Shares under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Initial Shares or Additional Shares.

(b) Legends. Book-entry statements evidencing the Initial Shares and the Additional Shares shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Initial Shares or Additional Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company, and no legal opinion of legal counsel to the pledgee, secured party, or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Initial Shares or the Additional Shares or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Initial Shares or the Additional Shares may reasonably request in connection with a pledge or transfer of the Initial Shares or the Additional Shares, as applicable, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.01(c), any Initial Shares or Additional Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.01(b).

(c) Removal of Legends. The legend set forth in Section 4.01(b) above shall be removed and the Company shall cause its Transfer Agent to issue book-entry statements without such legend or any other legend to the holder of the applicable Initial Shares or Additional Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) (i) if such Initial Shares or Additional Shares are sold or transferred pursuant to Rule

144, or (ii) if such Initial Shares or Additional Shares are eligible for sale under Rule 144, without the requirement for the Company to be compliance with the current public information required under Rule 144 as to such Initial Shares or Additional Shares and without volume or manner-of-sale restrictions. Book-entry notations for the Initial Shares or Additional Shares subject to legend removal hereunder may be transmitted by the Company’s Transfer Agent to such Purchaser by crediting the DTC account of such Purchaser’s broker or other DTC participant as directed by such Purchaser, and the Company shall provide any legal opinions, or other information acceptable to the Transfer Agent in lieu of legal opinions, required by the Transfer Agent in connection with any such legend removal.

(d) Irrevocable Transfer Agent Instructions. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions (or instructions that are consistent therewith) will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Initial Shares and the Additional Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.01(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.01(d) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.01(d) that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing irreparable harm or economic loss and without any bond or other security being required.

Section 4.02. Furnishing of Information. In order to enable the Purchasers to sell the Initial Shares and the Additional Shares under Rule 144, until such time as each Purchaser may sell Initial Shares and the Additional Shares without limitation under Rule 144 (including without the need for current public information required by Rule 144(i)(2)), the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and, if during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Initial Shares and the Additional Shares under Rule 144.

Section 4.03. Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Initial Shares and the Additional Shares in a manner that would require the registration under the Securities Act of the sale of the Initial Shares and the Additional Shares to the Purchasers, or that will be integrated with the offer or sale of the Initial Shares and the Additional Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.04. Securities Laws Disclosure; Publicity. By no later than 5:30 p.m., New York City time, on the Trading Day that is four Trading Days following the date hereof (the “Disclosure Deadline”), the Company shall (a) issue a press release (the “Press Release”) disclosing (x) all material terms of the transactions contemplated hereby and by the other Transaction Documents and (y) all other material non-public information pertaining to the Company and its operations, to the extent such information has been provided or made available to any of the Purchasers prior to the issuance of the Press Release and (b) file a Current Report on Form 8-K with the Commission describing the terms of this Agreement and the other Transaction Documents (and including as exhibits to such Current Report on Form 8-K this Agreement and the material other Transaction Documents and the Press Release); provided that the Press Release shall not publicly disclose the name of any Purchaser or investment adviser of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser without the prior written consent of such Purchaser. In addition, notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or investment adviser of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser without the prior written consent of such Purchaser (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or Trading Market, except as required by U.S. federal securities law (A) in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (B) to the extent such disclosure is required by law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of and a reasonable opportunity to review such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents. Each Purchaser, severally and not jointly with any other Purchaser, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Press Release, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Purchaser to the Purchaser’s representatives or agents, including the Purchaser’s legal, tax, and investment advisors.

Section 4.05. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written (email being sufficient) consent of such Purchaser, (i) unless prior thereto such Purchaser shall have committed to customary obligations regarding the confidentiality and use of such information and (ii) except in the case of material, nonpublic information provided to an observer of the Board of Directors or member of the Board of Directors who is affiliated with such Purchaser. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 4.06. Use of Proceeds. The Company shall use the net proceeds from the sale of the Initial Shares and the Additional Shares hereunder for working capital and general corporate purposes.

Section 4.07. Principal Trading Market Listing. The Company shall use its commercially reasonable efforts to take all steps necessary to cause the Initial Shares and the Additional Shares to be approved for listing on the Principal Trading Market as promptly as possible.

Section 4.08. Short Sales After the Date Hereof. No Purchaser shall engage, directly or indirectly, in any transactions in the Company’s securities (including any Short Sales involving the Company’s securities) during the period from the date hereof until the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.04.

Section 4.09. Indemnification of Purchasers. Subject to the provisions of this Section 4.09, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees, investment advisers, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each

Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners, investment advisers, or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement or the other Transaction Documents or (ii) any Proceeding instituted against a Purchaser in any capacity, or any Purchaser Party, by any stockholder of the Company who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by this Agreement or the other Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties, or covenants under this Agreement or the other Transaction Documents, or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities Laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim, or circumstances that would or may give rise to a claim or the commencement of any Proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.09, such Indemnified Person shall promptly notify the Company in writing and, (1) with respect to claims relating to clause (i) above, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all reasonable and documented fees and expenses relating to such Proceeding or investigation and (2) with respect to claims relating to clause (ii) above, the Indemnified Person shall have the right to assume the defense thereof or, in its sole discretion, consent to the assumption of defense by the Company, and shall so inform the Company in such notice; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding under clause (i) or, if the Indemnified Person has consented to the Company assuming defense of a proceeding under clause (ii), any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (x) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (y) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (z) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the event of the circumstances described in the foregoing clause (z), if the Indemnified Person notifies the Company in writing that such Indemnified Person elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Person. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned or to the extent fees or costs incurred pursuant to this Section 4.09 are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or the other Transaction Documents. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed, or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

Section 4.10. Equal Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

Article 5

Conditions to Closings

Section 5.01. Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to purchase Initial Shares at the Initial Closing and to purchase Additional Shares at the Subsequent Closing is, in each case, subject to the fulfillment to such Purchaser’s reasonable satisfaction, on or prior to the Initial Closing Date or the Subsequent Closing Date, as applicable, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date when made and as of the Initial Closing Date or the Subsequent Closing Date, as applicable, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such date (unless as of a specific date therein in which case they shall be accurate as of such date).

(b) Performance. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Initial Closing or the Subsequent Closing, as applicable.

(c) No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling, or injunction shall have been enacted, entered, promulgated, issued, or endorsed by any court of competent jurisdiction or any Governmental Authority that enjoins, prevents, or prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, and waivers necessary for consummation of the purchase and sale of the Initial Shares or the Additional Shares, as applicable, all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock; No Stop Orders; Listing. The Common Stock shall not have been suspended by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, except as disclosed in the SEC Reports, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market. No stop order shall have been imposed by the Nasdaq Capital Market, the Commission or any other Governmental Authority or regulatory body with respect to public trading in the Common Stock.

(g) Company Deliverables. The Company shall have delivered the Initial Company Deliverables or the Subsequent Company Deliverables, as applicable, in accordance with Section 2.03(a) or Section 2.06(a), as applicable.

(h) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Initial Closing Date or the Subsequent Closing Date, as applicable, and signed by its Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (e) and (f).

Section 5.02. Conditions Precedent to the Obligations of the Company. The Company’s obligation to issue and sell Initial Shares at the Initial Closing and to issue and sell Additional Shares at the Subsequent Closing to each Purchaser is, in each case, subject to the fulfillment to the reasonable satisfaction of the Company on or prior to the Initial Closing Date or the Subsequent Closing Date, as applicable, of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.02 hereof shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date when made, and as of the Initial Closing Date or the Subsequent Closing Date, as applicable, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such date (unless as of a specific date therein in which case they shall be accurate as of such date).

(b) Performance. Such Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by such Purchaser at or prior to the Initial Closing Date or the Subsequent Closing Date, as applicable.

(c) No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling, or injunction shall have been enacted, entered, promulgated, issued, or endorsed by any court of competent jurisdiction or any Governmental Authority that enjoins, prevents, or prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Purchaser Deliverables. Such Purchaser shall have delivered its Initial Purchaser Deliverables or the Subsequent Purchaser Deliverables, as applicable, in accordance with Section 2.03(b) or Section 2.06(b), as applicable.

Article 6

Miscellaneous

Section 6.01. Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all Transfer Agent fees and other taxes and duties levied in connection with the issuance and sale of the Shares to the Purchasers.

Section 6.02. Entire Agreement. This Agreement and the other Transaction Documents, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules. Before or at the Closing, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

Section 6.03. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 6.03 prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address or facsimile number specified in this Section 6.03 on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given if delivered personally; provided, in the case of clauses (a) and (b), that notice shall not be deemed given or effective if the sender receives an automatic system-generated response that such electronic mail was undeliverable. The address for such notices and communications shall be as follows:

If to the Company:	Odyssey Marine Exploration, Inc. 205 S. Hoover Boulevard Suite 210 Tampa FL 33609 Attention: Legal Department Email: legal@odysseymarine.com

With a copy (which shall not constitute notice) to:	Akerman LLP 401 E. Jackson Street Suite 1700 Tampa, FL 33602 Attention: David M. Doney Email: david.doney@akerman.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on Appendix B;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.04. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who collectively have agreed to purchase at least a majority in interest of the Shares, provided that (a) no amendment to Section 4.04, Section 4.05, Section 4.08, Section 4.09, Section 4.10, or this Section 6.04 may be made without the consent of each Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought and (b) any proposed amendment that would, by its terms, have a disproportionate and materially adverse effect on any Purchaser shall require the consent of such Purchaser(s). No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers (in the case of amendments or waivers following Closing, who then hold Shares). Notwithstanding anything to the contrary in this Agreement, without the express written consent of the Purchaser, this Agreement may not be amended, modified or waived to increase or decrease the number of Shares that such Purchaser is obligated to purchase hereunder or to increase or decrease the purchase price to be paid by such Purchaser for such Shares.

Section 6.05. Construction. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Transaction Documents.

Section 6.06. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares in compliance with this Agreement and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the Purchasers.

Section 6.07. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except the Purchaser Parties are intended beneficiaries of Section 4.09.

Section 6.08. Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees, or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed in this Agreement (including with respect to the enforcement of this Agreement and the other Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this Agreement shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.09. Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the delivery of the Shares.

Section 6.10. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.11. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand, or option under this Agreement, and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand, or election in whole or in part without prejudice to its future actions and rights.

Section 6.12. Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen, or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft, or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.13. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Section 6.14. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained in this Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the other Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 6.15. Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing (i) automatically if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date or (ii) by a Purchaser (with respect to itself) if any of the conditions set forth in Section 5.01 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; provided, however, that the right to terminate this Agreement under clause (ii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.15, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.15, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under this Agreement or the other Transaction Documents as a result therefrom.

Section 6.16. Waivers of Conflicts. Each party to this Agreement acknowledges that Akerman LLP, counsel for the Company, may have in the past performed and may continue to perform legal services to one or more Purchasers or their Affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of one or more Purchasers or their affiliates in matters of a similar nature to such transactions. Accordingly, except as otherwise agreed between the Company and a Purchaser, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Akerman LLP’s representation of (i) one or more Purchasers or their affiliates in such unrelated matters and (ii) the Company in connection with this Agreement and the transactions contemplated by this Agreement.

Section 6.17. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, or by any electronic signature complying with the U.S. ESIGN Act of 2000 or the New York Electronic Signatures and Records Act, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Remainder of page intentionally left

blank; signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ODYSSEY MARINE EXPLORATION, INC.

By:
Mark D. Gordon
Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

(Print Name of Purchaser)

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

Appendix A

Definitions

and

Index of Defined Terms

Definitions

The following terms have the meanings set forth below:

“Additional Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Additional Shares purchased hereunder by such Purchaser in U.S. dollars and in immediately available funds, which amount represents the number of Additional Shares purchased by such Purchaser multiplied by the Additional Per Share Purchase Price.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Balance Sheet” means the unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 2024 included in the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 2024.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the Initial Closing or the Subsequent Closing, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or knowledge that would have been acquired after reasonable inquiry, of the executive officers or directors of the Company having responsibility for the matter or matters that are the subject of the statement. With respect to any matters relating to Company Intellectual Property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions of counsel or any Intellectual Property Rights clearance searches.

“Contract” means, with respect to any Person, any written or oral agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Control” (including the terms “controlling,” “controlled by,” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effect” means any effect, change, event, circumstance, state of fact, occurrence, or development.

App. A-1

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and any taxing authority) or (d) self-regulatory organization (including the Nasdaq Capital Market).

“Initial Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof (or the second (2nd) Trading Day following the date hereof if this Agreement is signed on a day that is not a Trading Day or after 4:00 p.m. (New York City time) and before midnight (New York City time) on a Trading Day).

“Initial Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Initial Shares purchased hereunder by such Purchaser set forth in the “Initial Purchase Price” column opposite such Purchaser’s name in the table set forth on Appendix B, in U.S. dollars and in immediately available funds, which amount represents the number of Initial Shares purchased by such Purchaser multiplied by the Initial Per Share Purchase Price.

“Intellectual Property Rights” means any and all of the following statutory and/or common law rights in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names, and registrations and applications for registration thereof together with all translations, transliterations, adaptations, derivations and combinations thereof and including all of the goodwill associated therewith; (iii) copyrights and copyrightable works (registered or unregistered); (iv) trade secrets and other confidential information (including ideas, formulas, recipes, compositions, inventions, discoveries or invention disclosures and improvements (whether patentable or unpatentable and whether or not reduced to practice)), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, non-public data and databases, financial and marketing plans and customer and supplier lists and information; (v) all rights in software; (vi) registrations and applications for any of the foregoing; and (vii) other proprietary, intellectual property and/or industrial rights.

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit A, executed by the Company and delivered to the Transfer Agent.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, order, judgment or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of the Nasdaq Capital Market or the Financial Industry Regulatory Authority, Inc.).

App. A-2

“Material Adverse Effect” means any Effect, individually or together with any other Effect, that (a) has had, has, or would reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects related thereto of the Company and the Subsidiaries, taken as a whole; (b) prevents or materially interferes with the consummation of the transactions contemplated hereby or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or (c) results in the delisting of the Common Stock from the Nasdaq Capital Market.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Organizational Document” means, with respect to any entity, the certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, formation agreement and other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Outside Date” means the fifth Business Day following the date of this Agreement.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, the Initial Closing Date, and the Subscription Closing Date shall be the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rights Agreement” means a Registration Rights Agreement in the form attached as Exhibit C.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Short Sales” include (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stock Issuance Questionnaire” means a Stock Issuance Questionnaire in the form attached as Exhibit B.

App. A-3

“Subsequent Closing Date” means May 31, 2025, or such later date as may be agreed by the Company and the Purchasers who purchase at least a majority of the Initial Shares; provided, that the Subsequent Closing Date shall not be later than July 31, 2025.

“Subsidiary” means any subsidiary of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, in which the Company owns at least an 90.0% interest.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Rights Agreement, the Irrevocable Transfer Agent Instructions, and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, or any successor transfer agent for the Company.

App. A-4

Index of Defined Terms

Additional Per Share Purchase Price	Recitals
Additional Shares	Recitals
Agreement	Preamble
Commission	Recitals
Common Stock	Recitals
Company	Preamble
Company Covered Person	Section 3.01(hh)
Company Deliverables	Section 2.03(a)
Company Intellectual Property	Section 3.01(o)(i)
Confidential Data	Section 3.01(ii)
Disclosure Deadline	Section 4.04
Disqualification Event	Section 3.01(hh)
DTC	Section 4.01(c)
Environmental Law	Section 3.01(z)
Hazardous Materials	Section 3.01(z)
HIPAA	Section 3.01(ii)
Indemnified Person	Section 4.09
Initial Closing	Section 2.02(a)
Initial Per Share Purchase Price	Recitals
Initial Purchaser Deliverables	Section 2.03(b)
Initial Shares	Recitals
IT Systems	Section 3.01(ii)
Money Laundering Law	Section 3.01(cc)
Participation Notice	Section 2.04
Personal Data	Section 3.01(ii)
Plan	Section 3.01(l)
Press Release	Section 4.04
Privacy Laws	Section 3.01(jj)
Privacy Statements	Section 3.01(jj)
Process or Processing	Section 3.01(jj)
Purchaser or Purchasers	Preamble
Purchaser Party	Section 4.09
Regulation D	Recitals

App. A-5

Sanctioned Country	Section 3.01(dd)
Sanctions	Section 3.01(dd)
Sarbanes-Oxley Act	Section 3.01(r)
SEC Reports	Section 3.01(g)
Secretary’s Certificate	Section 2.03(a)(v)
Securities Act	Recitals
Subsequent Closing	Section 2.05(a)
Subsequent Closing Notice	Section 2.04
Subsequent Company Deliverables	Section 2.05(a)
Subsequent Purchaser Deliverables	Section 2.05(b)
Wire Instructions	Section 2.03(a)(ii)

App. A-6

Appendix B

Purchaser Information

Name and Address of Purchaser	Initial Number of Shares Purchased		Initial Purchase Price
[Name of Purchaser A] [Address] [Address] [Address]	[	•]	U.S.$	[	•]
[Name of Purchaser B] [Address] [Address] [Address]	[	•]	U.S.$	[	•]
[Name of Purchaser C] [Address] [Address] [Address]	[	•]	U.S.$	[	•]

Exhibit A

Form of Irrevocable

Transfer Agent Instructions

As of [•], 2024

Computershare Trust Company, N.A.

8742 Lucent Blvd.

Suite 225

Highlands Ranch, CO 80129

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of [    ], 2024 (the “Purchase Agreement”), by and among Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders an aggregate of [    ] shares of the Company’s common stock, par value $0.0001 per share (“Common Stock” and such shares, the “Shares”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

This letter shall serve as our irrevocable authorization and direction to you to issue the Shares as book-entry restricted shares in the names and denominations specified on Schedule I hereto. The offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are, therefore, “restricted securities.” Accordingly, the Shares shall bear the following restrictive legend:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Very truly yours,

Odyssey Marine Exploration, Inc.

[Name]
[Title]

Exhibit B

Stock Issuance Questionnaire

The undersigned hereby provides the information below to Odyssey Marine Exploration, Inc. (the “Company”) pursuant to Section 2.03(b) or Section 2.06(b) of the Securities Purchase Agreement, dated December [ ], 2024, by and among the Company, the undersigned, and the other purchasers named therein:

1.	The exact legal name that the Shares are to be registered in (this is the name of the Registered Holder that will appear on the book-entry statements). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, email address, and telephone number of the Registered Holder listed in response to Item 1 above:

4.	Registered Holder’s Tax ID Number:

5.	Exact name of Registered Holder’s DWAC Account:

6.	Name of Registered Holder’s broker-dealer (“Broker”):

7.	Broker’s DTC Participant Number and Account Number:

DTC Participant Number:

Account Number:

Exhibit C

Form of Registration

Rights Agreement

(See attached)